Exhibit 99.1

UNITED STATES DISTRICT COURT

DISTRICT OF CONNECTICUT

IN RE FIFTH STREET FINANCE CORP.	)	Lead Case No. 3:15-cv-01795-RNC
SHAREHOLDER DERIVATIVE	)
LITIGATION	)	(Consolidated with No. 3:15-cv-01889)
)
)
This Document Relates To:	)
)
All Actions	)
)

NOTICE OF PROPOSED SETTLEMENT

OF SHAREHOLDER DERIVATIVE ACTION AND OF HEARING

TO:	ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, COMMON STOCK OR SECURITIES OF FIFTH STREET FINANCE CORPORATION AS OF SEPTEMBER 21, 2016

THIS NOTICE CONCERNS A PROPOSED SETTLEMENT OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE LAWSUIT AND CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS CONCERNING THE LAWSUIT. THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES IN THE LAWSUIT. THE STATEMENTS IN THIS NOTICE ARE NOT FINDINGS OF THE COURT.

All Fifth Street Finance Corporation (“FSC”) securities holders are hereby notified that a settlement (the “Settlement”) has been reached as to claims asserted in a shareholder derivative action pending in a federal court in Connecticut (the “Federal Lawsuit”) on behalf of FSC against certain current and former directors of FSC, FSC’s investment advisor, and current and former directors and officers of the investment advisor. The terms of proposed Settlement are set out in a Stipulation of Settlement (the “Settlement Agreement”) that has been filed with the Court and is available at http://fsc.fifthstreetfinance.com.

If approved (and the approval becomes final and no longer subject to appeal), the Settlement will release all of the claims in the Federal Lawsuit, as well as the claims in related derivative lawsuits pending in the Connecticut Superior Court for the District of Stamford/Norwalk and in the Delaware the Court of Chancery (collectively, the “State Lawsuits”).

A hearing on the Settlement will be held on December 13, 2016, at 2:00 p.m. EST (the “Fairness Hearing”) before U.S. District Judge Robert N. Chatigny, in the United States District Court for the District of Connecticut, Abraham Ribicoff Federal Building, 450 Main Street, Room 228, Hartford, CT 06103.

At the Fairness Hearing, the Court will determine (i) whether to approve the proposed Settlement as fair, reasonable and adequate and in the best interest of FSC and its shareholders and (ii) whether to dismiss the Federal Lawsuit on the merits and with prejudice, enjoin the prosecution of all related claims, and release the defendants and their related individuals and entities (as defined in the Settlement Agreement) from all claims of the type asserted in the Federal Lawsuit. If the Court approves the Settlement (and if that approval becomes final and no longer subject to appeal), the plaintiffs in the State Lawsuits will ask the state courts to dismiss their lawsuits with prejudice.

The Court may, in its discretion, change the date and/or time of the Fairness Hearing without further notice to you. If you intend to attend the Fairness Hearing, you should confirm the date and time of the hearing with the Court.

SUMMARY OF THE LITIGATION

The Federal Lawsuit and the State Lawsuits (which are captioned In re Fifth Street Finance Corp. Shareholder Derivative Litigation, No. FST-CV16-6027659-S (Conn. Super. Ct., Stamford/Norwalk) and In re Fifth Street Finance Corp. Stockholder Litigation, C.A. No. 12157-VCG (Del. Ch. Ct.)) allege breaches of fiduciary duty and other violations of law arising out of FSC’s relationship with its investment advisor, an affiliate of Fifth Street Asset Management Inc. (“FSAM”). The complaints allege, among other things, that certain FSC and FSAM officers and directors caused FSC to pursue reckless asset growth strategies, to employ aggressive accounting and financial reporting practices, and to pay excessive fees under FSC’s investment advisory agreement with FSAM, in order to inflate the perceived value of FSAM in the lead up to FSAM’s initial public filing.

On February 9, 2016, FSC disclosed that (i) it had placed four of its investments on non-accrual status, (ii) it would not pay its monthly dividend in February 2015 and would decrease its monthly dividends going forward, and (iii) certain of its financial metrics, including net investment income and total net assets, had declined from the previous quarter.

The complaints seek damages on behalf of FSC against FSAM, Fifth Street Management, LLC, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Todd G. Owens, Ivelin M. Dimitrov, Steven M. Noreika, David H. Harrison, Brian S. Dunn, Douglas F. Ray, Richard P. Dutkiewicz, Byron J. Haney, James Castro-Blanco, Frank C. Meyer, Sandeep K. Khorana and Richard A. Petrocelli (collectively, the “Derivative Defendants”).

This notice is intended to provide only a summary of the plaintiffs’ claims. If you hold or beneficially own, directly or indirectly, common stock or securities of FSC, you should review the complaints for their full content. The complaints filed in all three lawsuits are at https://www.robbinsarroyo.com/notices/.

REASONS FOR SETTLEMENT

Plaintiffs in the Federal Lawsuit and their counsel, as well as plaintiffs in the State Lawsuits and their counsel, believe that the proposed Settlement is fair, reasonable and adequate and in the est interests of FSC and its shareholders. They reached this conclusion after considering: (i) the claims asserted against the Derivative Defendants and the potential defenses, (ii) the substantial benefits that FSC would receive from the Settlement and (iii) their own evaluation of the facts and circumstances that gave rise to the claims.

2

Derivative Defendants expressly deny that plaintiffs’ claims have any merit or that pursuit of such claims would be in the best interests of FSC or its shareholders. The individual Derivative Defendants expressly deny all assertions of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions that were, could have been or could be asserted against them in the Federal Lawsuit or the State Lawsuits. FSC, in a good fair exercise of its business judgment, determined that the terms of the proposed Settlement would be in the best interests of FSC and its shareholders. As discussed below, the proposed Settlement confers substantial monetary and non-monetary benefits on FSC.

PRINCIPAL SETTLEMENT TERMS

Settlement Relief

Subject to the terms and conditions discussed in the Settlement Agreement, FSC will (i) implement certain changes related to its investment advisory agreement (the “Fee Enhancements”) and (ii) adopt certain enhancements to its Board of Directors and to its policies, practices and procedures (the “Governance Enhancements”).

The Fee Enhancements provide that, subject to the terms and conditions in the Settlement Agreement, FSC will obtain from its investment advisor a waiver of fees due under its investment advisory agreement in the amount of $1,000,000 for each of 10 consecutive quarters starting in January 2018. In addition, the Chairman of FSC’s Board acknowledges that, in his opinion, plaintiffs’ remedial demands were a substantial and material factor in FSC’s reduction of the base management fee that FSC pays its investment advisor from 2% to 1.75%.

The Governance Enhancements include implementation, subject to the terms and conditions in the Settlement Agreement, of, among other things, (i) additional Board governance provisions (including appointment of a lead independent director, enhanced independent director requirements, creation of a Credit Risk and Conflicts Committee and enhanced equity ownership by directors), (ii) enhanced policies, practices and procedures regarding FSC’s valuation of its investments (including enhancement to its valuation policies), (iii) increased disclosure of relevant issues (including executive compensation) and (iv) increased consultation with outside advisors and independent third parties (including in valuing FSC’s investments).

The Governance Enhancements and Fee Enhancements are attached as Exhibits E and F, respectively, to the Settlement Agreement and are available at http://fsc.fifthstreetfinance.com.

Release

The Settlement Agreement, if finally approved and no longer subject to appeal, will result in a release of all claims that have been, could have been or could be asserted through the Final Settlement Date by or on behalf of FSC against all of the Derivative Defendants (and related persons and entities defined in the Settlement Agreement as “Releasees”) and an injunction and order barring the prosecution of any such claims against any of the Releasees. The full release (including all of its relevant definitions) is set out the Settlement Agreement, which is available at http://fsc.fifthstreetfinance.com.

3

STATUS OF SETTLEMENT

The Court issued an order (the “Preliminary Approval Order”) regarding the Settlement on September 21, 2016 in which it found that the proposed Settlement is within the range of possible approval and that notifying FSC’s securities holders and scheduling a hearing to consider approval of the proposed Settlement were warranted. The Court’s Preliminary Approval Order is available at http://fsc.fifthstreetfinance.com.

The Court has not made (and will not make in connection with its consideration of the proposed Settlement) any determination as to the merits of any of the claims or defenses in the Federal Lawsuit or the State Lawsuits. This notice does not imply that any Derivative Defendant (or any other Releasee) would be found liable or that relief would be awarded if the Federal Lawsuit or the State Lawsuits were not being settled.

ATTORNEYS’ FEES AND EXPENSES

Consistent with the substantial benefits conferred upon and expected to be conferred upon FSC and its shareholders and, subject to the Court’s approval, FSC has agreed to pay or cause to be paid $5,100,000 in attorneys’ fees and expenses to counsel for the Derivative Plaintiffs.

YOUR RIGHT TO OBJECT AND TO APPEAR AT THE FAIRNESS HEARING

 If you agree that the proposed Settlement should be approved as fair, reasonable and adequate and in the best interests of FSC and its shareholders, you do not need to do anything. However, if you wish to object to the fairness, reasonableness or adequacy of the proposed Settlement, to any term(s) of Settlement Agreement or to any other issue relating to the Settlement Agreement, you may submit a written objection on your own (or through an attorney you hire at your own expense), and you (or your attorney, if you have hired one) may appear at the Fairness Hearing. YOUR OBJECTION MUST BE RECEIVED BY THE COURT AND THE COUNSEL IN THE CASE BY NO LATER THAN NOVEMBER 29, 2016. The Preliminary Approval Order sets out the procedures that you must follow if you want to object and if you want to appear at the hearing (including the addresses for filing your objection with the Court and serving it on counsel in the case). Among other things, any objection must set out the specific reasons, if any, for each objection, including any legal support you wish to bring to the Court’s attention and any evidence you wish to introduce in support of your objection. The statement of objection must include the caption of the Federal Lawsuit (which is set out above) and the following information: (i) your name, address, telephone number and email address (if available), (ii) if the objection is made by your counsel, your counsel’s name, address, telephone number and email address, and (iii) evidence that you are and have been a FSC securities holder at all relevant times. If you do not meet the November 29, 2016 deadline or follow the procedures set out in the Preliminary Approval Order, your objection(s) will not be considered by the Court, and neither you nor your attorney (if you hire one) will be allowed to appear at the Fairness Hearing. The Preliminary Approval Order is available at http://fsc.fifthstreetfinance.com.

4

PRELIMINARY INJUNCTION

Pending final determination of whether to approve the Settlement Agreement, the Court has preliminarily barred and enjoined holders of FSC’s securities and individuals and entities related to them (including anyone purporting to act on behalf of or derivatively for any of them) from filing, commencing, prosecuting, intervening in, participating in or receiving any benefits or other relief from, any other lawsuit, arbitration or administrative, regulatory or other proceeding (as well as filing a complaint in intervention in any such proceeding in which the person or entity filing the complaint in intervention purports to be acting on behalf of or derivatively for any of the above) against any Releasees in any jurisdiction based on or relating to claims that will be released or barred by the Settlement Agreement if the Court approves it (including all claims that may be brought in a derivative capacity on behalf of FCS). The terms of the preliminary injunction are set out in the Preliminary Approval Order, which is available at http://fsc.fifthstreetfinance.com.

QUESTIONS REGARDING THE PROPOSED SETTLEMENT

Please do not write or telephone the Court about the proposed Settlement Agreement. If you have any questions, you should contact the plaintiffs’ counsel at Robbins Arroyo LLP, c/o Darnell Donahue, Client Relations, 600 B Street, Suite 1900, San Diego, California 92101, Telephone: (619) 525-3990.

September 2016	BY ORDER OF THE COURT:

THE HONORABLE ROBERT N. CHATIGNY

5